Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Sun Communities, Inc. on Form S-3 (File No. 333-224179) and on Forms S-8 (File No. 333-225105 and File No. 333-205857) of our report dated April 8, 2020, relating to the consolidated financial statements of Safe Harbor Marinas, LLC as of and for the years ended December 31, 2019 and 2018 appearing in this Current Report on Form 8-K of Sun Communities, Inc.

/s/ Ernst & Young LLP

Dallas, Texas

September 25, 2020